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                                                                    EXHIBIT 3.68

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                    HAWES-SAUNDERS BROADCAST PROPERTIES, INC.

                                   ARTICLE ONE
                                    OFFICES

      Section 1.01. Registered Office. The registered office shall be in the [CITY OF WILMINGTON, COUNTY OF NEW CASTLE], State of Delaware or such other place in the State of Delaware as the Directors may designate from time to time by resolution.

      Section 1.02. Business Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE TWO
                            MEETINGS OF STOCKHOLDERS

      Section 2.01. Place of Meetings. All meetings of the stockholders for the election of directors shall be held in the City of Lanham, State of Maryland, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2.02. Annual Meetings. Annual meetings of stockholders shall be held on the first day of April in each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at 1:00 o'clock p.m. (local time at the place of meeting), or at such other date or time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, for the election of directors and to transact such other business as may properly be brought before the meeting.

      Section 2.03. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

      Section 2.04. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be

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specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 2.05. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the board of directors or by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote in respect of the purposes of the proposed special meeting. Such request shall state the purpose or purposes of the proposed special meeting.

      Section 2.06. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

      Section 2.07. Business Transacted at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      Section 2.08. Quorum. The holders of not less than a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 2.09. Vote Required. At all the meetings for the election of directors at which a quorum is present, the candidates receiving the greatest number of votes shall be elected. Any other matter submitted to the stockholders at a meeting at which a quorum is present shall be decided by the vote of the holders of the majority of the stock having voting power, represented in person or by proxy, unless the matter is one upon which a different vote is required by express provision of the statutes, the certificate of incorporation or the bylaws, in which case such express provision shall govern and control the decision of such matter.

      Section 2.10. Voting Rights. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

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      Section 2.11. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent and dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

      Section 2.12. Action Without Meeting. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing.

                                  ARTICLE THREE
                                    DIRECTORS

      Section 3.01. Number of Directors. The authorized number of directors may be fixed or changed from time to time and at any time by a resolution adopted by a majority of the board of directors, but no reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director. Until changed in accordance with law and these bylaws, the total authorized number of directors shall be four (4), but in no event shall the total authorized number of directors be less than two (2) or more than seven (7). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.02 of the bylaws, and each director elected shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Directors need not be stockholders.

      Section 3.02. Vacancies. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual election and until his or her successor is duly elected and shall qualify, or until his or her earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware may, upon application of any stockholder or stockholders holding at least ten per cent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

      Section 3.03. Removal. A director or directors may be removed from office, with or without assigning any cause, only by the vote of the holders of stock entitling them to exercise

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not less than a majority of the voting power of the corporation to elect directors in place of those to be removed. Any such removal shall be deemed to create a vacancy in the board of directors.

      Section 3.04. Authority of Board of Directors. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by the bylaws directed or required to be exercised or done by the stockholders.

      Section 3.05. Place of Meetings. All meetings of the board of directors, both regular and special, may be held at the principal office of the corporation in the City of Lanham, in the State of Maryland, or at any other place within or without the State of Delaware.

      Section 3.06. Regular Meetings. A regular meeting of the board of directors shall be held immediately following the adjournment of each annual meeting of stockholders at which directors are elected, and notice of such meeting need not be given. Additional regular meetings of the board of directors may be held at such other times and places as may from time to time be determined by resolution by the board of directors, and notice of any such additional regular meeting need not be given.

      Section 3.07. Special Meetings. Special meetings of the board of directors may be called only by the chairperson upon his or her causing two (2) days' notice thereof to be given to each director, either personally or by mail or by telegram. Special meetings of the board of directors shall be called by the president or secretary in like manner and upon the giving of like notice on the written request of two (2) directors.

      Section 3.08. Quorum. At all meetings of the board a majority of the number of directors in office, but in no case less than one-third (1/3) of the total number of directors authorized by, or in the manner provided in, the certificate of incorporation or the bylaws, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by the bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 3.09. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or the bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

      Section 3.10. Committees of Directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified

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member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee shall, unless otherwise specifically provided in the resolution of the board of directors, have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless otherwise specifically provided in the resolution of the board of directors, the bylaws, or the certificate of incorporation, such committee shall have the power or authority to declare a dividend and to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

      Section 3.11. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

      Section 3.12. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE FOUR
                                     NOTICES

      Section 4.01. Form of Notice. Whenever, under the provisions of the statutes or of the certificate of incorporation or of the bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

      Section 4.02. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, of the certificate of incorporation or of the bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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                                  ARTICLE FIVE
                                    OFFICERS

      Section 5.01. Officers. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer and such additional officers and assistant officers as the directors may from time to time elect. The board of directors may elect a chairperson of the board, who must be a director. Any number of offices may be held by the same person, unless the certificate of incorporation or the bylaws otherwise provide.

      Section 5.02. Term. Any officer of the corporation shall hold office at the pleasure of the board of directors and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

      Section 5.03. Additional Officers and Agents. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

      Section 5.04. Compensation. The compensation of all officers and agents of the corporation shall be fixed by the board of directors.

      Section 5.05. Removal of Officers. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

      Section 5.06. Duties of the Chairperson of the Board. The chairperson of the board, if any, shall preside at all meetings of the directors at which he is present.

      Section 5.07. Duties of the President. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

      Section 5.08. Duties of the Vice President. In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

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      Section 5.09. Duties of the Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation, if any, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

      Section 5.10. Duties of the Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his or her or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

      Section 5.11. Duties of the Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

      The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation.

      If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

      Section 5.12. Duties of the Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE SIX
                             STOCK AND STOCKHOLDERS

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      Section 6.01. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by the chairperson of the board or the president or a vice-president, and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation, and bearing such recitals as are required or permitted by law. When a certificate is countersigned (a) by a transfer agent other than the corporation or its employee or (b) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      Section 6.02. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

      Section 6.03. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for such calls and assessments as are permitted by statute a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.

      Section 6.04. Transfers. Where a certificate evidencing stock of the corporation is presented to the corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

            a. An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and

            b. Reasonable assurance is given that the endorsement of each appropriate person is genuine and effective; the corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by a commercial bank or trust company having an office or a

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                  correspondent in the City of New York or by a firm having
                  membership in the New York Stock Exchange; and

            c. All applicable laws relating to the collection of transfer or other taxes have been complied with; and

            d. The corporation or its agents are not otherwise required or permitted to refuse to register such transfer.

      Section 6.05. Lost, Wrongfully Taken or Destroyed Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing stock of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the board of directors must cause the corporation to issue a new certificate in place of the original certificate if the owner:

            a. So requests before the corporation has notice that such original certificate has been acquired by a bona fide purchaser; and

            b. Files with the corporation, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the corporation, in such sum as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of each such new certificate; and

            c. Satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.

                                  ARTICLE SEVEN
                                 INDEMNIFICATION

      Section 7.01. Indemnification as of Right. The corporation shall have power to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation,

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and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      Section 7.02. Discretionary Indemnification. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

      Section 7.03. Indemnification as of Right for Expenses. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.01 and 7.02, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      Section 7.04. Determination Required. Any indemnification under Sections
7.01 and 7.02 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 7.01 and 7.02. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

      Section 7.05. Advances for Expenses. Expenses (including attorneys fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt or undertaking by on or behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article Seven. Such expenses (including attorneys fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

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      Section 7.06. Article Seven Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Seven shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      Section 7.07. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article Seven.

      Section 7.08. Definition of "the Corporation". For the purposes of this Article Seven, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence has continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under this Article Seven with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      Section 7.09. Definition of "Other Enterprises". For purposes of this Article Seven, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article Seven.

      Section 7.10. Continuation. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Seven shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE EIGHT
                                  MISCELLANEOUS

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

      Section 8.01. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 8.02. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

      Section 8.03. Fiscal Year. The fiscal year of the corporation may be fixed by resolution of the board of directors.

      Section 8.04. Seal. The corporate seal, if any, may have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE NINE
                                   AMENDMENTS

      Section 9.01. Amendments. The bylaws may be altered, amended or repealed, and new bylaws may be adopted, by the board of directors; provided, however, that any by-law, other than an initial by-law, that provides for the division of the directors into classes having staggered terms may be adopted, altered, amended or repealed only by the stockholders of the Corporation.

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